UNITED STATES

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AEROJET ROCKETDYNE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

COMMITTEE FOR AEROJET ROCKETDYNE SHAREHOLDERS AND VALUE MAXIMIZATION

comprised of the following individuals

speaking individually and not as or on behalf of the company:

GAIL BAKER

MARION C. BLAKEY

MAJ. GEN. CHARLES F. BOLDEN, USMC (RET.)

GENERAL KEVIN P. CHILTON, USAF (RET.)

THOMAS A. CORCORAN

EILEEN P. DRAKE

DEBORAH LEE JAMES

GENERAL LANCE W. LORD, USAF (RET.)

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Committee For Aerojet Rocketdyne Shareholders and Value Maximization Releases Presentation Detailing the Urgent Need for a Special Meeting of Shareholders

-Highlights the Tactics that the Lichtenstein / Steel Partners Group Have Used to Delay the 2022 Annual Meeting of Shareholders

-Urges Shareholders to Sign the WHITE Consent Card to Support Call for a Special Meeting

EL SEGUNDO, Calif., May 10, 2022. Eileen Drake (the CEO of Aerojet Rocketdyne (NYSE: AJRD)) and the other members of the Committee For Aerojet Rocketdyne Shareholders and Value Maximization today issued a comprehensive presentation that details the urgent need for stockholders to support the call for a special meeting of stockholders. As a reminder, this is a necessary step in light of Executive Chairman Warren Lichtenstein’s and his associates’ continuing refusal to agree to a date certain and unconditioned for the 2022 annual meeting of shareholders.

The presentation is available at https://maximizeajrdvalue.com/.

CLICK HERE TO DOWNLOAD AND VIEW THE INVESTOR PRESENTATION

Shareholders with questions can contact our solicitor: D.F. King & Co., (212) 269-5550 (collect) or via e-mail at AJRD@dfking.com.

Important Information

This communication is being sent in our individual capacity, and not on or behalf of Aerojet Rocketdyne Holdings, Inc (the “Company”). No Company resources were used in connection with these materials. On May 3, 2022, Eileen P. Drake and the other members of the Committee For Aerojet Rocketdyne Shareholders and Value Maximization filed a definitive solicitation statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of agent designations to call a special meeting of stockholders of the Company.

Contact:

D.F. King & Co., Inc.

Edward T. McCarthy / Tom Germinario

AJRD@dfking.com

Solicitation to Call a Special Meeting of Stockholders of Aerojet Rocketdyne May 9, 2022 Important: These materials are provided by Eileen P. Drake, General Kevin Chilton, USAF (Ret.), General Lance Lord, USAF (Ret.) and Thomas Corcoran on their own behalf, and not on behalf of Aerojet Rocketdyne Holdings, Inc.

In February 2022 Warren Lichtenstein, Aerojet Rocketdyne’s Executive Chair and the CEO of Steel Partners, launched a proxy fight and litigation to replace the Aerojet Rocketdyne directors who do not have ties to Steel Partners/Lichtenstein Mr. Lichtenstein and people connected with him currently comprise 4 of the 8 directors on the Company’s board In January 2022, facing a then-ongoing internal investigation into charges of misconduct, Mr. Lichtenstein attempted to abuse his position as Board chairman to force the AJRD Board to approve a related-party agreement with Steel Partners that would: Guarantee Lichtenstein’s nomination at the 2022 annual meeting regardless of the results of the investigation, and Give control of the Board to Lichtenstein and three directors with ties to Steel Partners When CEO and Board member Eileen Drake and the other three directors unaffiliated with Steel Partners opposed the Steel Partners agreement, Steel Partners submitted a notice of nomination for the 2022 annual meeting Steel Partners’ slate was comprised of Lichtenstein, the three other incumbent directors affiliated with Steel Partners, and three new nominees hand-picked by Steel Partners Executive Summary 1

Submission of the notice of nomination forced a deadlock on the 8-member AJRD Board and impeded AJRD from submitting a slate of nominees at the annual meeting With less than one week before the closing of the window for nominations, the four incumbent directors unaffiliated with Steel Partners were left without Company support or funds to assemble a slate of nominees independent of Steel Partners The problem was compounded by Steel Partner’s slate including three of the four members of AJRD’s Nominating and Governance Committee Before Ms. Drake submitted a competing slate, the four directors independent of Steel Partners sought to form a committee of directors independent to Steel Partners, but Mr. Lichtenstein failed to recuse himself from voting  Without a competing slate on the horizon, Steel Partners immediately pushed for an annual meeting to occur during the first week of May 2022 Eileen Drake was able to individually assemble a slate of highly-qualified and independent nominees, and submit a notice on the last day of the nomination window so that shareholders could have a choice at the annual meeting The day after Ms. Drake submitted her slate, Mr. Lichtenstein’s strategy shifted: instead of seeking an early annual meeting date in May, he switched over to a scorched earth strategy focused on delays, litigation and personal attacks on Ms. Drake Mr. Lichtenstein is using Steel Partners’ coffers to finance costly litigation against Ms. Drake across the country and relentlessly attack her in the media, while making sure that any expense she incurs must be financed out of her personal pocketbook Further, Mr. Lichtenstein filed an HSR notice in early April indicating an intention to acquire up to $1bn of AJRD voting securities – or close to a third of AJRD’s market cap – in order to effectively control any vote Executive Summary 2

Mr. Lichtenstein will not agree to an unconditioned and certain date for the 2022 annual meeting of stockholders AJRD’s last annual meeting was held on May 5, 2021 Despite his initial calls for an early annual meeting (when there was no alternative slate), Mr. Lichtenstein has continuously refused, for the last 3 months, to agree to a date certain and unconditioned for the annual meeting As of today, no meeting date or record date has been set It took the announcement that we would seek a special meeting of stockholders for Lichtenstein to reverse course and signal that he would agree to an annual meeting in late June – maybe… Even then, Lichtenstein’s offer is illusory: his proposed meeting date is conditioned on legal proceedings against us having been completed one month before the meeting can take place With multiple lawsuits across the country, the most recent of which was filed by Steel Partners only ten days ago in California, it is clear that stockholders cannot take comfort in any commitment tied to Mr. Lichtenstein’s litigation strategies to delay and prevent stockholders from having a voice He can try to push out proceedings, file new ones, or find a myriad other reasons to further delay the annual meeting Our call for a special meeting is intended to make sure that AJRD stockholders have a real and clear avenue to hold an election of directors We will discontinue our special meeting effort if Mr. Lichtenstein delivers a clear and unconditioned agreement to hold the annual meeting on June 27, 2022  But no caveats, no footnotes, no double-talk, and no more delays! Executive Summary 3

Lichtenstein’s Related Party Transaction Is Blocked By Four Independent Directors

Steel Partners Currently Controls 4/8 AJRD Board Seats Lichtenstein McNiff AJRD Director Turchin AJRD Director Henderson AJRD Director Formerly served as CEO of Mr. Lichtenstein’s controlled Steel Connect. Also served as CEO of Point Blank Enterprises, which under his leadership filed for bankruptcy in 2010 Grandfather of Mr. Lichtenstein’s Chief of Staff at Steel Partners Sister of one of the Board members at Mr. Lichtenstein’s-controlled Steel Partners Holdings L.P. Two hats: (1) CEO of Steel Partners Holdings; (2) AJRD Executive Chairman 4 Source: WSJ, SEC filings, BoardEx, FactSet

In the Fall of 2021, information received by the Board indicated Mr. Lichtenstein was working to undermine the Lockheed Martin transaction, denigrating Company management and intending to seize control if the Lockheed Martin merger failed In September 2021, the six non-executive directors on the Company’s Board, including the three Lichtenstein allies, sent Mr. Lichtenstein a written directive to cease and desist from communicating with third parties about the merger and Company’s executive management The same six directors later approved an internal investigation into Mr. Lichtenstein’s conduct, to be conducted by external independent counsel Fall 2021: Board Launches Internal Investigation 5

In January 2022, while the investigation remained ongoing, Mr. Lichtenstein (wearing his AJRD chairman hat) attempted to hardwire the slate of Company nominees for the 2022 annual meeting of stockholders Mr. Lichtenstein unilaterally decided to bypass the customary vetting process conducted by the Corporate Governance and Nominating Committee annually, and instead demanded that the Board approve a related-party agreement between AJRD (where he serves as Chairman) and Steel Partners (where he serves as CEO) Mr. Lichtenstein would not recuse himself from AJRD Board deliberations despite his clear conflict of interests Mr. Lichtenstein failed to approach AJRD in advance regarding the conflict of interest, thereby precluding the formation of a committee of directors independent of Steel Partners to address Steel Partners’ nomination letter The Proposed related-party agreement with Steel Partners would have guaranteed Steel Partners four out of seven Board seats on the AJRD Board after the 2022 annual meeting: Proposed agreement would guarantee Lichtenstein a Board seat, regardless of the results of the then-ongoing internal investigation Proposed agreement would reduce the Board size from eight to seven members Proposed agreement provided the Board would not renominate Tom Corcoran -- the same director without ties to Steel Partners that was then supervising the investigation into Mr. Lichtenstein’s alleged misconduct January 2022: The Boardroom Coup 6

AJRD Directors Unaffiliated to Steel Reject Related-Party Agreement 7

Linchtentsein and Steel Partners Launch a Scorched Earth Proxy Contest

January 28: Steel Nominates a Slate of “Friends” that Lack Relevant Experience and/or Independence Lichtenstein Nelson McNiff Wood Maguire Turchin Henderson Formerly served as CEO of Mr. Lichtenstein’s controlled Steel Connect. Also served as CEO of Point Blank Enterprises, which under his leadership filed for bankruptcy in 2010 Grandfather of Mr. Lichtenstein’s Chief of Staff at Steel Partners Sister of one of the Board members at Mr. Lichtenstein’s-controlled Steel Partners Holdings L.P. CEO of Steel Partners Holdings Lacks any relevant A&D sector experience or public company executive experience No prior experience serving on a public company board Signatory on behalf of Fifth Third Bank among a syndicate of bank lenders for a $600mm revolving credit facility to subsidiaries of Steel Partners Holdings Many on the Steel Partners Slate are “Friends” of Steel Partners / Mr. Lichtenstein… …and the Steel Partners Nominees are Unqualified to Serve on Aerojet Rocketdyne’s Board Nelson No prior experience serving on a public company board Presently serves on three public company boards of directors and may be considered over-boarded by certain index funds if elected to AJRD’s Board Tenure on CommScope Board marred by constant management turnover and dramatic TSR underperformance in excess of 200% versus the S&P 500 8 Source: WSJ, SEC filings, BoardEx, FactSet

February 2022: Steel Partners Seeks a Quick Annual Meeting +10% Ray: I understand that the Company’s annual meetings have typically occurred in early May. By way of example, the 2019 annual meeting occurred on May 9, the 2020 annual meeting occurred on May 6, and the 2021 annual meeting occurred on May 5. We believe the Company should stick as closely as possible to the traditional schedule. Because our trial is scheduled for May 23-25, 2022, and because the Court believes the trial should occur before the 2022 annual meeting, we think the meeting should occur in early June at the latest. We believe the Board should take up this issue as soon as possible given the Court’s request that we report “as soon as possible” “[i]f the annual meeting is not occurring in June 2022 as expected.” Let me know if it would be helpful to discuss. Tom - Email from Mr. Lichtenstein’s counsel to Ms. Drake’s counsel (morning of February 28, 2022) 9 In February 2022, with the four AJRD directors not affiliated with Steel unable to act on behalf of the Company, Mr. Lichtenstein attempts to have a quick annual meeting at which the Steel slate would run unopposed

March 1: Ms. Drake Announces a Slate With Deep and Relevant Experience Gail Baker Marion Blakey Charles Bolden Deborah Lee James Eileen Drake Kevin Chilton Thomas Corcoran Lance Lord Existing Independent Directors Independent Nominees Military / Government Experience Corporate Leadership Current Public Company Directorship Transaction Experience sale to sale to merger with sale to acquisition of acquisition of acquisition of acquisition of Corcoran Enterprises 10 Source: Committee for Aerojet Rocketdyne Shareholders and Value Maximization, BoardEx

March-April 2022: Steel Reverses Course and Commences Efforts to DELAY Annual Meeting… +10% April 20, 2022: “… at this time, Mr. Lichtenstein is not willing to support a meeting date sooner than thirty days after the Court’s ruling” (emphasis added). - Email from Mr. Lichtenstein’s counsel. This could have resulted in the annual meeting occurring no earlier than July 2022, and potentially as late as September 2022 11 +10% March 3, 2022: “We are not willing to stay the litigation at this time. In light of the fact that the Court has set the trial for May 23-25, 2022 and expects the trial to occur before the 2022 annual meeting, we believe the annual meeting should occur during the week of May 30 - June 3.” (emphasis added). - Email from Mr. Licthtenstein’s counsel to Ms. Drake’s counsel +10% Sunday, April 24, 2022 (two days after we announce our intent to call a special meeting): “Mr. Lichtenstein will support convening the Annual Meeting on June 27, provided the trial concludes on May 27 as currently scheduled” (emphasis added). - Email from Mr. Lichtenstein’s counsel. He could try to push out proceedings, file new ones, or find a myriad of other reasons to further delay the annual meeting by delaying the trial

March-April 2022:… While Continuing Litigation and Unleashing Scorched Earth Tactics +10% “Warren Lichtenstein, Executive Chairman of Aerojet Rocketdyne, Issues Letter to Fellow Shareholders Asserts That Rogue Chief Executive Officer Eileen Drake Is Pursuing a Self-Serving and Unjustifiable Takeover of the Board via a Risky Special Meeting” - Steel Partners press release, April 26, 2022 12 +10% “Warren Lichtenstein, Executive Chairman of Aerojet Rocketdyne, Files Lawsuit in Federal Court Against Rogue CEO Eileen Drake and Her Activist Slate of Director Candidates” - Steel Partners press release, April 27, 2022 +10% “…Mr. Lichtenstein contends that Ms. Drake is trying to take control of the Issuer without providing shareholders the opportunity to see evidence against her at the Trial in May over her alleged misuse of company resources to advance her personal interests in violation of Delaware law and the TRO entered by the Delaware Court.”  - Steel Partners Schedule 13D/A, April 28, 2022

AJRD Needs to Hold a Special Meeting to Elect Directors

Steel Partners’ Tactics Have Been Counter to Shareholders’ Interests Mr. Lichtenstein continues to delay the timing of the Annual Meeting, which is the only opportunity for shareholders to have their voice heard Mr. Lichtenstein has brought litigation across the country. Only ten days ago he brought yet another lawsuit in California court in response to our effort to call a special meeting of stockholders Mr. Lichtenstein is using Steel Partners’ billions to disparage Ms. Drake individually in litigation and the media to bully and pressure her to give up Mr. Lichtenstein has inundated employees with massive data requests and intimidating correspondence – reflecting a lack of understanding of the business, a waste of Company resources and a clear threat to AJRD’s ability to hold together its employee base and maintain its client relationships Mr. Lichtenstein’s tactics have already caused the loss of senior employees, including AJRD’s COO and GC Mr. Lichtenstein and his allies’ criticism began only after the Board launched an investigation into Mr. Lichtenstein’s conduct – never until February have they raised any motion in the Boardroom criticizing Company strategy Mr. Lichtenstein paid himself as executive chair a substantial salary in 2020 (inclusive of equity grants), while criticizing Company strategy and destroying value Steel Partners is attacking a high performing management team – since Eileen became CEO, AJRD has outperformed peers; during Warren’s tenure prior to Eileen, the Company underperformed 13

A Consent for the Special Meeting Is In the Best Interest of Shareholders Executing a consent benefits shareholders Gives Shareholders the Ability to Call a Special Meeting to Elect New Directors Eliminates risk that Mr. Lichtenstein and Steel Partners find further excuses to delay the annual meeting beyond June 2022 Will empower shareholders to put an end to the distractions, expenses and abuses that Mr. Lichtenstein and Steel Partners are causing Will permit all shareholders (including Steel Partners) to nominate directors Eliminates shareholder concerns surrounding the uncertainty connected with a deadlocked Board Will reassure employees and customers that there is an end in sight to the crisis Mr. Lichtenstein has precipitated Company will not incur any expenses in the consent or special meeting process We urge all shareholders to support our call for a special meeting by signing the WHITE consent form today! 14

Appendix

Appendix: Aerojet Rocketdyne Overview

Aerojet Rocketdyne at a Glance

- **One of two independent U.S. providers of rocket motors for the defense and space markets**
- **Mission-critical contributions to priorities including nuclear deterrence, hypersonics, missile defense and space exploration**
- **Proven innovator positioned for growth**
- **America's Most Trusted Aerospace & Defense Company as recognized by Newsweek**

$2.2B *2021 Revenue*	**$6.8B** *Backlog*
~5,000 *Employees*	**179%** *Total Shareholder Return Under Current Leadership[1]*


Space
Defense
Innovation

Source: Company filings, FactSet as of 5/6/22

1. Reflects performance from 11/23/15, when Eileen Drake was appointed permanent CEO of Aerojet Rocketdyne, to 5/6/22

15

Pure-Play Exposure to Growing Defense and Space Budget Priorities

- Department of Defense (DoD) is focused on fortifying U.S. deterrence capabilities in response to threats from China, Russia and other aggressive nations
- Investments in Missiles & Munitions, and Nuclear Deterrence, including Hypersonics, GBSD and Missile Defense
- Robust support for Space across Artemis / Atlas platforms and National Security Space Launch

Aerojet Rocketdyne Key DoD Budget Areas: Funding and Growth[1]

	Total DoD Budget	Air Force	NASA	Munitions & Missiles	Military Space[2]
FY23 Budget Request	*$773.0B*	*$234.1B*	*$26.0B*	*$24.7B*	*$24.5B*



Most critical budget areas for Aerojet Rocketdyne are significantly outgrowing overall DoD budget
4.1%
6.1%
8.0%
21.7%
25.3%
FY23 YoY Growth
FY23 YoY Growth
FY23 YoY Growth
FY23 YoY Growth
FY23 YoY Growth

Source: U.S. Department of Defense, Budget Request Overview Book (House of Representatives)
Note: Reflects DoD FY22 budget and White House request announced March 2022; figures reflect growth from prior year (FY22)
1. Excludes $14B Ukraine supplemental funding | 2. Reflects combined budgets of Space Force and Space Development Agency (SDA)

16

Appendix: The Independent Slate’s Biographies

The Independent Slate’s Biographies Ms. Drake has served as CEO and President of Aerojet Rocketdyne and as a member of the Board of Directors since June 2015. Immediately prior to these roles, she served as the Company’s COO from March 2015 to June 2015. Before joining Aerojet Rocketdyne, Ms. Drake held several senior positions with United Technologies Corporation (UTC), a multinational manufacturing conglomerate, from 2003 to 2015, including President of Pratt & Whitney AeroPower’s auxiliary power unit and small turbojet propulsion business from 2012 to 2015. From 1996 to 2003, Ms. Drake managed production operations at both the Ford Motor Company and Visteon Corporation where she was Ford’s product line manager for steering systems and plant manager of Visteon’s fuel system operation. Ms. Drake also served on active duty for seven years as a U.S. Army aviator and airfield commander of Davison Army Airfield in Fort Belvoir, Virginia. Extensive leadership and strategy experience as Aerojet Rocketdyne’s President & CEO since 2015 Has delivered 179% TSR1 for Aerojet Rocketdyne shareholders since Ms. Drake became permanent CEO, driven by substantially enhanced profitability and performance Current Public Directorships: Director of Aerojet Rocketdyne and Woodward Eileen P. Drake President & CEO, Aerojet Rocketdyne Director since 2015 Gen. Chilton has served as a member of the Aerojet Rocketdyne Board of Directors since 2018. Gen. Chilton has served as president of Chilton & Associates LLC, an aerospace, cyber and nuclear consulting company, since 2011, when he retired from the U.S. Air Force after over 34 years of service. He completed his career as the Commander, U.S. Strategic Command, where he was responsible for the plans and operations for all U.S. forces conducting strategic nuclear deterrence, space and cyberspace operations. From 2006 to 2007, Gen. Chilton served as Commander of Air Force Space Command, where he was responsible for all Air Force space and nuclear ICBM programs. From 1998 to 2006, Gen. Chilton held a number of positions in the Department of Defense including: Commander of the 9th Reconnaissance Wing; Commander of the 8th Air Force; Deputy Director of Politico-Military Affairs, Asia-Pacific and Middle East; Deputy Director of Programs; and acting Assistant Vice Chief of Staff of the Air Force. From 1987 to 1998, he served as a National Aeronautics and Space Administration (“NASA”) Astronaut, participating in three space shuttle flights and as Deputy Program Manager for Operations for the International Space Station Program. Over 45 years of direct A&D leadership experience, including as Commander of U.S. Strategic Command, where he was responsible for plans and operations for all U.S. forces conducting strategic nuclear deterrence, space and cyberspace operations Current Public Directorships: Director of Aerojet Rocketdyne and Lumen Technologies General Kevin P. Chilton, USAF (Ret.) Former Commander, U.S. Strategic Command Director since 2018 Note: All figures are rounded to the nearest whole number. TSR assumes dividends are reinvested. Past results are not indicative of future performance Reflects performance from 11/23/15, when Eileen Drake was appointed permanent CEO of Aerojet Rocketdyne, to 5/6/22 17 Source: Committee for Aerojet Rocketdyne Shareholders and Value Maximization, BoardEx, FactSet

The Independent Slate’s Biographies (Cont’d) Mr. Corcoran has served as a member of the Aerojet Rocketdyne Board of Directors since 2008. Mr. Corcoran has been President of Corcoran Enterprises, LLC, a management consulting company, since 2001. He also served as Senior Advisor of The Carlyle Group, a private investment firm, from 2001 to 2017. Mr. Corcoran has held a number of senior executive positions, including President and CEO of Gemini Air Cargo, Inc. (a Carlyle Group company) from 2001 to 2004; President and CEO of Allegheny Teledyne Incorporated from 1999 through 2000; and President and COO of Lockheed Martin Corporation’s Electronic Systems and Space & Strategic Missiles sectors from 1993 to 1999. Mr. Corcoran was also elected a corporate officer and rose to the number two position in G.E. Aerospace as VP and General Manager of G.E. Aerospace Operations in 1990, after beginning his career with General Electric Company in 1967. Extensive senior leadership experience as CEO of Gemini Air Cargo, CEO of Allegheny Teledyne, and COO of Lockheed Martin’s Electronic Systems and Space & Strategic Missiles sectors Institutional shareholder perspective as a former Senior Advisor to the Carlyle Group for nearly 16 years Current Public Directorships: Director of Aerojet Rocketdyne and L3Harris Technologies Thomas A. Corcoran Former President & CEO, Gemini Air Cargo (a former Carlyle Portfolio Company) Director since 2008 Gen. Lord has served as a member of the Aerojet Rocketdyne Board of Directors since 2015. Since retiring from the U.S. Air Force in 2006 after 37 years of military service, Gen. Lord has been a Senior Associate of The Four Star Group, LLC, a private aerospace and defense advisory and consulting group, since 2008. In 2010, Gen. Lord founded L2 Aerospace, LLC (now known as OmniTeq, LLC), an innovative company to shape and influence the business competition in the dynamic and emerging commercial, civil and defense aerospace markets. While in the military, Gen. Lord held a number of significant posts, including Commander, Air Force Space Command, from 2002 to 2006, during which time he was responsible for the development, acquisition and operation of Air Force space and missile weapon systems. In that position, he led more than 39,700 personnel who provided space and intercontinental ballistic missile combat capabilities to the North American Aerospace Defense Command and U.S. Strategic Command. Gen. Lord also received several prestigious military decorations in his career, including the Distinguished Service Medal and Legion of Merit. He is also the 2014 recipient of the American Astronautical Society’s Military Astronautics Award. Over 37 years of direct A&D leadership experience, including as Commander of Air Force Space Command, where he was responsible for the development, acquisition and operation of Air Force space and missile weapon systems Current Public Directorships: Director of Aerojet Rocketdyne and Frequency Electronics General Lance W. Lord, USAF (Ret.) Former Commander, U.S. Air Force Space Command Director since 2015 18 Source: Committee for Aerojet Rocketdyne Shareholders and Value Maximization, BoardEx, FactSet

The Independent Slate’s Biographies (Cont’d) Ms. Baker served as the President, Aftermarket services for Collins Aerospace from 2019 until her retirement in 2020. In this role, she led the $11 billion worldwide commercial and military aftermarket business and customer service organizations, and her responsibilities included customer-tailored solutions, long-term aftermarket programs, spares planning and delivery, asset management, technical and strategic planning and management of 14 global maintenance, repair and overhaul facilities. From 2017 to 2019, Ms. Baker served as the President, Intelligence, Surveillance, Reconnaissance and Space at Collins Aerospace. From 2015 to 2017, she served as the Vice President, Air Management Systems, European Entities and Aftermarket for UTC Aerospace Systems, a predecessor of Collins Aerospace. From 2011 to 2015, she also served as the President, Aerospace Customers and Business Development for UTC Aerospace Systems. Extensive A&D business development and strategy experience, including as the former President of After Market Services at Collins Aerospace, where she led the strategic planning and management of an $11 billion worldwide commercial and military aftermarket business Current Private Directorships: Director of Leonardo DRS Gail Baker Former President of Aftermarket Services, Collins Aerospace Nominee Ms. Blakey served as President and CEO of Rolls-Royce North America Inc. (RRNA) until 2018. Prior to joining Rolls-Royce, Blakey was President and CEO of the Aerospace Industries Association (AIA) for eight years where she provided the leading voice for the aerospace and defense industry representing more than 270 member companies. From 2002 to 2007, Blakey was Administrator of the Federal Aviation Administration (FAA) where she operated the world’s largest air traffic control system and managed 44,000 employees and a $14 billion budget. Prior to 2002, she held several senior positions including Chairman of the National Transportation Safety Board (NTSB) and Administrator of the U.S. Department of Transportation’s National Highway Traffic Safety Administration (NHTSA), as well as ran her own consulting firm focusing on transportation and infrastructure issues. Extensive leadership experience, including as FAA Administrator, where she managed 44,000 employees and a $14 billion budget, and Chairman of the NTSB Also served as President and CEO of Rolls-Royce North America Inc. and President and CEO of the Aerospace Industries Association Current Public Directorships: Director of Sun Country Airlines and New Vista Acquisition Corporation Marion C. Blakey Former Administrator, FAA Nominee 19 Source: Committee for Aerojet Rocketdyne Shareholders and Value Maximization, BoardEx, FactSet

The Independent Slate’s Biographies (Cont’d) Maj. Gen. Bolden (Ret.) was the Administrator of the National Aeronautics and Space Administration (NASA) from July 2009 until January 2017. Bolden’s 34 year career with the Marine Corps included 14 years as a member of NASA’s Astronaut Office. After joining the office in 1980, he traveled into orbit four times aboard the space shuttle between 1986 and 1994, commanding two of the missions and piloting two others. Today, in addition to his numerous professional affiliations, Maj. Gen. Bolden serves as the Founder and CEO Emeritus of The Charles F. Bolden Group, providing leadership in the areas of Space/ Aerospace Exploration, National Security, STEM+AD Education and Health Initiatives. Over 34 years of direct A&D leadership experience, including as NASA Administrator for 8 years and as a member of NASA’s Astronaut Office for 14 years, traveling into orbit four times aboard the space shuttle Current Public Directorships: Director of Atlas Air Worldwide Current Private Directorships: Director of Ligado Networks and Blue Cross Blue Shield of South Carolina Maj. Gen. Charles F. Bolden, Jr. (Ret.) Former Administrator, NASA Nominee Ms. James served as the 23rd Secretary of the United States Air Force, a position she held from December 2013 to January 2017. Prior to her role as Secretary of the Air Force, Ms. James held various executive positions during a 12-year tenure at Science Applications International Corporation (SAIC), most recently serving as Sector President, Technical and Engineering of the Government Solutions Group. SAIC is a provider of services and solutions in the areas of defense, health, energy, infrastructure, intelligence, surveillance, reconnaissance and cybersecurity to agencies of the U.S. Department of Defense (DoD), the intelligence community, the U.S. Department of Homeland Security, foreign governments and other customers. Earlier in her career, Ms. James served as Professional Staff Member for the House Armed Services Committee and as the DoD Assistant Secretary of Defense for Reserve Affairs. Extensive leadership experience, including as the 23rd Secretary of the U.S. Air Force Also held various executive positions during a 12-year tenure at Science Applications International Corporation, including as Sector President, Technical and Engineering of the Government Solutions Group Current Public Directorships: Director of Textron and Unisys Deborah Lee James Former Secretary, U.S. Air Force Nominee 20 Source: Committee for Aerojet Rocketdyne Shareholders and Value Maximization, BoardEx, FactSet

Important Information

This communication is being sent in our individual capacity, and not on or behalf of Aerojet Rocketdyne Holdings, Inc (the “Company”). No Company resources were used in connection with these materials. On May 3, 2022, Eileen P. Drake, General Kevin Chilton, USAF (Ret.), General Lance Lord, USAF (Ret.) and Thomas Corcoran (the “Incumbent Directors”) filed a definitive solicitation statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of agent designations to call a special meeting of stockholders of the Company (the “Solicitation Statement”).

STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE SOLICITATION STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Solicitation Statement, any amendments or supplements to the Solicitation Statement and other documents that the Incumbent Directors file with the SEC from the SEC’s website at www.sec.gov. The Incumbent Directors, together with Gail Baker, Marion Blakey, Charles Bolden and Deborah Lee James, may be deemed participants in the solicitation of agent designations from stockholders. Information about the participants is set forth in the Solicitation Statement, which is available for free at the SEC’s website at www.sec.gov.

Contact:

D.F. King & Co., Inc.

Edward T. McCarthy / Tom Germinario

AJRD@dfking.com